FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2003

CHECKERS DRIVE-IN RESTAURANTS, INC.

(Exact name of registrant as specified in charter)

DELAWARE	0-19649	58-1654960
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (813) 283-7000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

On May 28, 2003, Checkers Drive-In Restaurants, Inc. issued a press release naming Keith E. Sirois as President and Chief Executive Officer, a copy of which is included as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release, dated May 28, 2003, announcing the appointment of Keith E. Sirois as President and Chief Executive Officer.

99.2	Power Point Presentation, presented at the annual meeting of the shareholders on May 28, 2003.

Item 9. REGULATION FD DISCLOSURE.

The following information is being furnished under Item 9: On May 28, 2003, Checkers Drive-In Restaurants, Inc. held its annual meeting and presented certain financial information pursuant to a Power Point Presentation, a copy of which Presentation is included as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.

By:	/s/ Brian R. Doster
Name: Brian R. Doster Title: Vice President, Corporate Counsel and Secretary

Dated: May 28, 2003